Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Environmental Power Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2004, as amended by a Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on May 14, 2004, a Quarterly Report on Form 10-Q/A for the period ended March 31, 2004 filed on November 15, 2004 and a Quarterly Report on Form 10-Q/A for the period ended March 31, 2004 to which this certification is an exhibit (as amended, the “Report”), I, Kamlesh R. Tejwani, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Kamlesh R. Tejwani
Kamlesh R. Tejwani
Chief Executive Officer
December 3, 2004